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EXHIBIT 99.2

    STOCK EXCHANGE AGREEMENT
dated as of
November 28, 2001
among
AGOURA LIMITED,
CAMARILLO LIMITED,
STANDARD FRUIT COMPANY,
DOLE FRESH FRUIT INTERNATIONAL, LTD.,
DOLE FOOD COMPANY, INC.,
BEVCO, LIMITED
and
SOUTH AFRICAN BREWERIES PLC

R E C I T A L S

ARTICLE I

DEFINITIONS

1.1	General	1
1.2	Definitions	2
ARTICLE II EXCHANGE OF STOCK; CLOSING DELIVERABLES
2.1	Exchange of Stock	7
2.2	Deliveries at Closing	7
ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO DOLE ENTITIES
3.1	Organization and Related Matters	8
3.2	Company Stock	8
3.3	Authorization; No Conflicts	9
3.4	Legal Proceedings	9
3.5	No Brokers or Finders	9
3.6	Investment Purpose; Securities Act	10
ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO COMPANY
4.1	Organization and Related Matters	10
4.2	Stock	11
4.3	Financial Statements; Changes; Contingencies	11
4.4	Tax and Other Returns and Reports	14
4.5	Material Contracts	15
4.6	Real and Personal Property; Title to Property; Leases	15
4.7	Authorization; No Conflicts	16
4.8	Legal Proceedings and Certain Labor Matters	16
4.9	Minute Books	17
4.10	Compliance with Law	17
4.11	Intellectual Property	17
4.12	Insurance	18
4.13	Permits	18
4.14	Corporate Reorganization	18
4.15	Inventories	18
4.16	Receivables	19
4.17	Customers and Suppliers	19
4.18	Environmental Compliance	19
4.19	Limitations on Transactions with Affiliates	19
4.20	Employee Benefits	20
4.21	Powers of Attorney	21
4.22	Working Capital	21
4.23	DISCLAIMER; ENTIRE AGREEMENT	21

i

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BEVCO
5.1	Organization and Related Matters	21
5.2	Authorization; No Conflicts	21
5.3	Legal Proceedings	22
5.4	No Brokers or Finders	22
5.5	Investment Purpose; Securities Act	22
5.6	BermudaCo Stock	22
5.7	Other Liabilities or Contingencies	23
5.8	No Business Activity	23
5.9	Minute Books	23
5.10	Cash Balance of BermudaCo	23
5.11	Board Action	23
5.12	BermudaCo Management	23
5.13	Approvals	23
ARTICLE VI CONTINUING COVENANTS
6.1	Elimination of Intercompany and Affiliate Liabilities	24
6.2	Access	24
6.3	No Claim of Rights to Marks	25
6.4	Tax Returns; No Tax Shifting	25
6.5	Reserved	25
6.6	Non-Competition	25
6.7	No Solicitation	26
6.8	Enforceability	27
6.9	Adjustments in Respect of Pension Obligations	27
6.10	Adjustments in Respect of RefPET Bottle Dispute	27
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES
ARTICLE VIII INDEMNIFICATION
8.1	Obligations of Dole Entities and Dole Parent	29
8.2	Obligations of Bevco and SAB	30
8.3	Procedure	31
8.4	Cost Sharing Regarding River Matter	32

ii

ARTICLE IX GENERAL
9.1	Amendments; Waivers	32
9.2	Schedules; Exhibits; Integration	32
9.3	Commercially Reasonable Efforts; Further Assurances	32
9.4	Governing Law	32
9.5	No Assignment	32
9.6	Headings	33
9.7	Counterparts	33
9.8	Publicity and Reports	33
9.9	Confidentiality	33
9.10	Parties in Interest; Third Party Beneficiary	33
9.11	Performance by Subsidiaries	33
9.12	Notices	33
9.13	Expenses	35
9.14	Remedies; Waiver	35
9.15	Severability	35
9.16	No Consequential Damages	35
9.17	Knowledge of Dole Entities	35
9.18	Arbitration of Disputes	35
9.19	Settlement of Certain Issues	36

iii

STOCK EXCHANGE AGREEMENT

    This Stock Exchange Agreement is entered into as of November 28, 2001 among Dole Food Company, Inc., a Delaware corporation ("Dole Parent") (solely as to Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.8, 8.1, 8.3, 8.4, 9.1, 9.3, 9.4, 9.5, 9.8, 9.9, 9.10, 9.11, 9.13 and 9.18), Standard Fruit Company, a Delaware corporation, Dole Fresh Fruit International, Ltd., a Liberian corporation, Agoura Limited, a company organized under the laws of Bermuda, Camarillo Limited, a company organized under the laws of Bermuda, South African Breweries plc, a public limited company organized under the laws of England and Wales ("SAB") (solely as to Sections 6.1, 6.4, 6.7, 6.8, 6.9, 8.2, 8.3, 8.4, 9.1, 9.3, 9.4, 9.5, 9.8, 9.9, 9.10, 9.11, 9.18 and 9.19) and Bevco, Limited (formerly known as Mercury Overseas Holdings, Ltd.), a British Virgin Islands corporation ("Bevco"). Standard Fruit Company, Dole Fresh Fruit International, Ltd., Agoura Limited and Camarillo Limited are referred to collectively herein as the "Dole Entities," and Agoura Limited and Camarillo Limited are referred to collectively herein as the "Dole Owners."

R E C I T A L S

    WHEREAS, Dole Owners own, in the aggregate, 97.098% of the outstanding capital stock (the "Company Stock") of Cervecería Hondureña, S.A., a Honduran sociedad anónima de capital variable ("Company");

    WHEREAS, Bevco owns 100% of the outstanding capital stock of Hops Ltd., a company organized under the laws of Bermuda ("BermudaCo") (the "BermudaCo Stock"); and

    WHEREAS, Dole Owners and Bevco believe it is advisable and in the best interests of Company and BermudaCo to effect the exchange of shares of Company and BermudaCo upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:

A G R E E M E N T

ARTICLE I
DEFINITIONS

1.1 General.

    For all purposes of this Agreement, except as otherwise expressly provided:

    (a) the terms defined in this Article I have the meanings ascribed to them herein, and include the plural as well as the singular,

    (b) except as set forth herein, all accounting terms not otherwise defined herein have the meanings ascribed thereto under U.S. GAAP,

    (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

    (d) all references in this Agreement to designated "Exhibits" and "Schedules" are to the designated Exhibits and Schedules of this Agreement,

    (e) pronouns, whether neuter or of either gender, shall include, as appropriate, the other pronoun forms,

    (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and

    (g) whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," and shall not be deemed to be limited to matters of a similar nature to those enumerated.

    (h) a condition, event or circumstance is "material" to the Business or any aspect thereof only if it is material in the context of Company and its Subsidiaries taken as a whole and the term "material" or "materially" shall be so understood; provided, however, the phrase "present fairly in all material respects "in Section 4.3(a) and 4.3(b) shall have the meaning ordinarily ascribed to such phrase in the accounting profession in the United States generally.

1.2 Definitions.

    As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

    "Action" means any action, arbitration, audit, hearing, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

    "Affiliate" means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

    "Affiliate Transaction" means (1) any material transaction (or material series of related transactions) by the Company or any Subsidiary (including, the purchase, sale, lease or exchange of any property or the rendering of any service) that occurred since December 30, 2000 with, or for the benefit of Dole Parent or any of its Affiliates other than Company or any entity in which Company owns an equity interest, other than bona fide purchase orders or procurement arrangements with or by the Dole Entities made in the ordinary course of business consistent with past practice, and (2) any material transaction (or material series of related transactions) by the Company or any Subsidiary that constitutes a Material Contract with any director, executive officer, senior employee of Company or any Subsidiary.

    "Agreement" means this Agreement by and among Dole Parent, Dole Entities, SAB and Bevco, as amended or supplemented, together with all Exhibits and Schedules attached or incorporated by reference.

    "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person in order to complete the transactions contemplated by this Agreement.

    "Assets" means the assets, rights and properties, of every kind or nature, which are used in or are related to the Business or are necessary for the operation of the Business as presently conducted.

    "Associate" of a Person means

      (i) a corporation or other legal entity or organization (other than a party to this Agreement) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of Equity Securities;

      (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

      (iii) any relative or spouse of such Person or any relative of such spouse.

    "Audit" means any audit, assessment of Taxes, other examination by any Taxing Authority, contest, court or other proceeding (including, any appeals conference) or appeal of such proceeding relating to Taxes.

    "Auditors" means KPMG Peat Marwick Asesores, S. de R.L. with respect to periods ending December 28, 1996 through January 2, 1999 and Morales Group, affiliates of Arthur Andersen LLP thereafter.

    "BermudaCo" is defined in the recitals to this Agreement.

    "BermudaCo Stock" is defined in the recitals to this Agreement.

    "Bevco" is defined in the introduction to this Agreement.

    "Bevco Disclosure Schedules" means the Bevco Disclosure Schedules attached hereto.

    "Bevco Indemnified Parties" is defined in Section 8.1.

    "Bevco Officer's Certificate" is defined in Section 2.2.

    "Business" means the production, importation, bottling, distribution and sale of beer and Soft Drink Products, packaging products and sugar by Company in Honduras (directly by Company or through one or more Subsidiaries).

    "Closing" means the consummation of the exchange of Company Stock for the BermudaCo Stock under this Agreement.

    "Closing Date" means the date of the Closing.

    "Code" means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

    "Company" is defined in the introduction to this Agreement.

    "Company Disclosure Schedules" means the Company Disclosure Schedules attached hereto.

    "Company Stock" is defined in the recitals to this Agreement.

    "Confidentiality Agreement" means the Confidentiality Agreement, dated as of January 10, 2001, between SAB and Dole Parent.

    "Contract" means any contract, agreement, arrangement, bond, note, mortgage, deed of trust, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

    "Dole Entities" is defined in the introduction to this Agreement.

    "Dole Indemnified Parties" is defined in Section 8.2.

    "Dole Owners" is defined in the introduction to this Agreement.

    "Dole Parent" is defined in the introduction to this Agreement.

    "Encumbrance" means any title defect, mortgage, claim, charge, easement, encumbrance, decree, judgment, stipulation, attachment, lease, covenant, security interest, lien, option, pledge, restriction (whether on voting, sale, transfer, disposition or otherwise), right of first refusal, order, or any other similar encumbrance, whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable Honduran federal or local securities law.

    "Environmental Claim" means any notice of violation, claim, action, suit, proceeding, demand, abatement order or other similar order or directive (conditional or otherwise), by any governmental authority, arising pursuant to or in connection with any actual or alleged violation of any Environmental Law.

    "Environmental Condition" means the presence of any Hazardous Substance in, on, under or about the Real Property, or any other location related to the Real Property or the operation of the Business (i) which, if the presence of such Hazardous Substance was known, would be reportable under any Environmental Law, or which could reasonably be anticipated to require investigation or remediation pursuant to any Environmental Law or (ii) which could reasonably be anticipated to result in injury to human health or the environment.

    "Environmental Laws" means all applicable statutes, ordinances, orders, rules, regulations, judgments, or other requirements of governmental authorities relating to the protection of human health, safety or the environment including: (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

    "Equity Securities" means any capital stock or other equity interest or any certificate of interest or profit participation, partnership interest or interest in a joint venture, or any security convertible into or exchangeable for or into such security or any other rights, warrants or options to acquire any of the foregoing securities.

    "Governmental Entity" means any government or any governmental body, agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, local or municipal, domestic or foreign.

    "Hazardous Substance" means substances that are defined or listed in, or otherwise classified pursuant to, applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity "EP toxicity" or any other substance or material that could reasonably be anticipated to result in an injury to human health or the environment, if released into the environment.

    "Historical Segregated Soft Drink and Beer Income Statements" is defined in Section 4.3(b).

    "Historical U.S. Financial Statements" is defined in Section 4.3(b).

    "Honduran GAAP" means generally accepted accounting principles in the Republic of Honduras, as in effect from time to time.

    "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

    "Intellectual Property" means all Marks and all material: inventions, copyrights, computer software and databases, internet domain names, websites, know-how, trade secrets, secret processes or other proprietary, confidential or intellectual property rights and information, and all registrations or applications for registration of any of the foregoing, owned by Company or any of its Subsidiaries.

    "Knowledge" is defined in Section 9.17.

    "Labor Matters" is defined in Section 4.8(b).

    "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

    "Limitada" means Bienes y Servicios S. de R. L. de C. V., a Honduran limitada formed for the purpose of owning the Non-Related Assets described in Section 4.14.

    "Loss" means any action, cost, damage, disbursement, expense, liability, judgment, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature (whether civil or criminal, or based on negligence, trespass, intentional tort, strict liability, contribution or indemnification, or otherwise), whether foreseeable or unforeseeable, including, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

    "Malt Beverages" means beer, ale, stout, lager, porter or pilsner (regardless of alcoholic content).

    "Mark" means any brand name or trademark or any material: corporate or business name, logo, design, trade dress, trade name, service mark, trademark, any goodwill connected therewith and symbolized thereby, and all registrations and applications for registration of any of the foregoing.

    "Material Adverse Effect" means a fact or event which has had or is reasonably likely to have, together with all other facts or events arising out of the same circumstances, a material and adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole or on the ability of Dole Entities to perform their obligations hereunder or which would prevent the consummation of the transactions contemplated hereby, but excluding any change or development after the date of this Agreement resulting from (i) any changes in Law or interpretations thereof, (ii) changes in interest rates, general economic conditions, or economic conditions in Honduras (provided such changes do not have a disproportionate adverse effect on the Business) or (iii) the entry into this Agreement or the performance of a party's obligations hereunder.

    "Material Contract" means any contract that (i) obligates Company or any Subsidiary to pay an aggregate amount of U.S.$100,000 or more after the date hereof, (ii) has expected aggregate receipts by Company or any Subsidiary of $100,000 or more after the date hereof, (iii) has an unexpired term as of the date hereof in excess of 12 months and cannot be cancelled upon sixty days notice without material penalty to Company or any Subsidiary, (iv) grants or provides for an extension of credit by Company or any Subsidiary to any Person pursuant to which more than U.S. $100,000 is outstanding on the date hereof, (v) grants any exclusive license or distributorship to any party or otherwise limits or restricts the ability of Company or any Subsidiary to compete or otherwise to conduct business in any place, (vi) provides for a guaranty or indemnity by Company or any Subsidiary, (vii) contains a right of first refusal granted by or to Company or any of its Subsidiaries with respect to the Equity Securities of any Person or any asset, in either case, with a net book value in excess of $100,000, (viii) grants a power of attorney, agency or similar authority to another person or entity that provides material authority to operate or conduct the Business or incur material obligations or liabilities on behalf of Company or any of its Subsidiaries, (ix) is with The Coca Cola Company and relates to the exclusive franchise arrangements, joint marketing activities and purchases of concentrate with respect to soft drink products of The Coca Cola Company, or (x) is a Contract upon which Company and its Subsidiaries, taken as a whole, are substantially dependent or which is otherwise material to Company.

    "New SA" means Bienes y Servicios S.A., a Honduran sociedad anónima formed for the purpose of owning all of the Equity Securities of Limitada described in Section 4.14.

    "Non-Related Assets" means all the assets specifically identified on Exhibit B.

    "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

    "Permit" means any license, permit, variance, exemption, franchise, certificate of authority, order, authorization, qualification, notification, consent, or approval or any waiver of the foregoing, required to be issued by any Governmental Entity.

    "Person" means an association, a corporation, an individual, a partnership, a trust, a limited liability company, joint venture, or any other entity or organization, including a foreign or domestic Governmental Entity.

    "Real Property" means the real property used in or related to the Business, as set forth on Schedule 4.6, together with all fixtures and improvements attached thereto, and all rights appurtenant thereto.

    "Real Property Leases" means those leases for Real Property the forms of which are attached hereto in Exhibit A.

    "Related Agreements" means the Real Property Leases in the form attached hereto as Exhibit A and the Trademark Assignment Agreement in the form attached hereto as Exhibit C.

    "Restricted Affiliates" is defined in Section 6.6.

    "Restricted Area" is defined in Section 6.6.

    "Restricted Business" means the production, importation, bottling, distribution, marketing and sale of Soft Drink Products, Malt Beverages and wine, but does not include the production, importation, bottling, distribution, marketing or sale of any non-carbonated beverage other than Malt Beverages or any carbonated beverage that contains pineapple or banana juice and consists of at least 20% fruit juice.

    "Restricted Period" is defined in Section 6.6.

    "SAB" is defined in the introduction to this Agreement.

    "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Soft Drink Products" means any carbonated, non-alcoholic, flavored beverages.

    "Subsidiary" means any Person in which Company has a direct or indirect equity or ownership interest in excess of 50%.

    "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, import or export, disability, employment, payroll, severance or withholding tax, charge, duty or impost imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof.

    "Taxing Authority" means any governmental body or authority responsible for the imposition of any Tax.

    "Tax Return" means a report, return or other information return required to be supplied to a Governmental Entity with respect to Taxes.

    "Trademark Assignment Agreement" means the form of Trademark Assignment attached hereto as Exhibit C.

    "U.S. GAAP" means generally accepted accounting principles in the United States, set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applied as part of the overall consolidated Dole financial statements.

    "U.S. GAAS" means generally accepted auditing standards in the United States.

    "Working Capital" means all current assets of Company and its Subsidiaries on a consolidated basis, consisting of cash, receivables (net of reserves and excluding intercompany receivables), inventories and prepaid expenses, less current liabilities of Company and its Subsidiaries on a consolidated basis, consisting of accounts payable (excluding intercompany accounts payable), accrued liabilities, and income taxes.

ARTICLE II
EXCHANGE OF STOCK; CLOSING DELIVERABLES

2.1 Exchange of Stock.

    Subject to the terms and conditions of this Agreement, Dole Owners hereby transfer and assign Company Stock free and clear of any Encumbrance to Bevco and simultaneously sign and deliver all required transfer forms necessary to give effect to the transfer of Company Stock to Bevco, and Bevco hereby transfers and assigns the BermudaCo Stock free and clear of any Encumbrance to Dole Owners and simultaneously signs and delivers all required transfer forms necessary to give effect to the transfer of the BermudaCo Stock to Dole Owners.

2.2 Deliveries at Closing.

    (a)  Deliveries by Dole Owners.  Dole Owners hereby deliver to Bevco, as a condition to and concurrent with the Closing, the following documents:

      (1)  The shares of Company Stock duly endorsed for transfer to Bevco;

      (2)  The non-Company owned shares of Company's Subsidiaries set forth on Schedule 4.1 duly endorsed for transfer to Bevco's designees;

      (3)  Executed counterparts of the Related Agreements;

      (4)  Copies of all Permits and Approvals required to be obtained by Dole Entities or Company in connection with the consummation of the transactions hereunder; and

      (5)  An officer's certificate executed by an executive officer of the Company, dated the date hereof, certifying there are no existing and valid powers of attorney granted by Company to any Person who is an employee of Dole Entities or its Affiliates (other than Company or its Subsidiaries), other than those (A) necessary to effect the Closing or (B) granted in connection with litigation to which Company or any of its Subsidiaries is a party.

    (b)  Deliveries by Bevco.  Bevco hereby delivers to Dole Entities or Dole Owners (as applicable), as a condition to and concurrent with the Closing, the following documents:

      (1)  The shares of BermudaCo Stock duly endorsed for transfer to Dole Owners;

      (2)  Executed counterparts of the Related Agreements;

      (3)  Copies of all Permits and Approvals required to be obtained by Bevco or BermudaCo in connection with the consummation of the transactions hereunder; and

      (4)  An officer's certificate executed by an executive officer of Bevco ("Bevco Officer's Certificate"), dated the date hereof, certifying the following: (i) the cash balance of BermudaCo at Closing, (ii) the Dole Owners' nominees are the only Board members and officers of BermudaCo, (iii) the Dole Owners' designees have exclusive signature authority over all cash accounts of BermudaCo and (iv) minutes of BermudaCo's Board of Directors, certified by an executive officer of BermudaCo, pursuant to which BermudaCo's Board of Directors revoked, subject to the effectiveness of the Closing, all existing and valid powers of attorney granted by BermudaCo to directors, managers and/or external advisors, other than those necessary to effect the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO DOLE ENTITIES

    Except as specifically disclosed on the Company Disclosure Schedules, Dole Entities represent and warrant to Bevco as follows:

3.1 Organization and Related Matters.

    Standard Fruit Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Dole Fresh Fruit International, Ltd. is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of the Republic of Liberia. Agoura Limited is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of Bermuda, and Camarillo Limited is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of Bermuda. Each of Dole Entities has all necessary corporate power and authority to execute, deliver and perform this Agreement.

3.2 Company Stock.

    Dole Owners own all of the Company Stock beneficially and of record, free and clear of any Encumbrance. At the Closing, Dole Owners will convey good and marketable title to and complete ownership of such Company Stock, free and clear of any Encumbrance.

3.3 Authorization; No Conflicts.

    The execution, delivery and performance of this Agreement and the Related Agreements by each of Dole Entities and the consummation by each of Dole Entities of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Dole Entities. This Agreement has been duly executed and delivered by each of Dole Entities and constitutes a legally valid and binding obligation of Dole Entities, enforceable against each of Dole Entities in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution and delivery of this Agreement by Dole Entities and the performance of this Agreement and any related or contemplated transactions by Dole Entities will not require filing or registration with, or the issuance of any Permit by, any third party or Governmental Entity. The execution, delivery and performance of this Agreement by Dole Entities and the execution, delivery and performance of the Related Agreements or any related or contemplated transactions by Dole Entities and the consummation by each of Dole Entities of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with, result in any breach of or constitute a default (whether upon the giving of notice, the passage of time or otherwise) under the charter documents or by-laws of Dole Entities, (ii) conflict with or violate any Law, or conflict with, violate or require, except as already obtained, any Order or Permit, applicable to any of Dole Entities or any of their respective assets, properties or businesses, which would cause or the lack of which would cause (as applicable) or constitute a Material Adverse Effect, or (iii) violate or conflict with, result in any breach of, constitute a default (whether upon the giving of notice, the passage of time or otherwise) under, require any consent under, or give to others any rights of termination, amendment, acceleration or cancellation or result in any loss of material rights (including, rights upon a change of control) pursuant to any Contract that is material to any of Dole Entities which would cause or the lack of which would cause (as applicable) or constitute a Material Adverse Effect.

3.4 Legal Proceedings.

    There is no Order or Action pending, or, to the Knowledge of Dole Entities, threatened, against or affecting the ownership interest of Dole Owners in the Company Stock.

3.5 No Brokers or Finders.

    Except for Banc of America Securities LLC and Deutsche Banc Alex. Brown Inc. (the fees of which shall be paid by Dole Owners or an Affiliate thereof, other than Company or a Subsidiary), no agent, broker, finder, or investment or commercial banker, or other Person engaged by or acting on behalf of Dole Owners, Company or any Subsidiary or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission from Bevco, Company or any Subsidiary as a result of this Agreement or such transactions.

3.6 Investment Purpose; Securities Act.

    Each Dole Owner is acquiring the BermudaCo Stock solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Neither Dole Owner has any present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of all or any part of the BermudaCo Stock in any manner that would violate the Securities Act or any other U.S. securities law. Each Dole Owner is an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act. Each Dole Owner (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, (ii) has had an opportunity to ask questions of, receive answers from and discuss with representatives of Bevco and BermudaCo the condition of, and prospects for continued operation and financing of BermudaCo and such other matters as it has deemed appropriate in considering whether to invest in the BermudaCo Stock, and (iii) has been provided access to all information about the business and financial condition of BermudaCo requested by it. Each Dole Owner has made its own independent investigation with regard to matters relating to its investment in the BermudaCo Stock.

ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO COMPANY

    Except as specifically disclosed on the Company Disclosure Schedules, Dole Entities represent and warrant to Bevco as follows:

4.1 Organization and Related Matters.

    Company is a sociedad anónima de capital variable duly organized and validly existing under the laws of the Republic of Honduras. Schedule 4.1 lists all Subsidiaries of Company and correctly sets forth the capitalization of each Subsidiary and Company's ownership interest therein, any interest of Dole Entities or any other Person therein, the jurisdiction in which Company and each Subsidiary was organized, and a brief summary of the Subsidiary's assets, liabilities and business. Each of the Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Company and each Subsidiary have all necessary corporate power and authority to own their respective properties and assets and to carry on their respective businesses as now conducted and are duly qualified or licensed to do business as foreign corporations in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Schedule 4.1 correctly lists the current directors and executive officers of Company and of each Subsidiary. True, correct and complete copies of the respective charter documents of Company and the Subsidiaries and all related amendments as in effect on the date hereof have been delivered to SAB or Bevco.

4.2 Stock.

    Company owns directly or indirectly substantially all of the outstanding Equity Securities of each of the Subsidiaries as set forth on Schedule 4.1, beneficially and of record. All of such outstanding Equity Securities of Subsidiaries are owned free and clear of any Encumbrance. The authorized Equity Securities of Company consist exclusively of 763,513 shares of common stock, all of which are issued and outstanding and the ownership of which is set forth on Schedule 4.2. There are no outstanding Contracts, options, warrants, convertible securities, preemptive or other rights of any character relating to the Equity Securities of Company or any Subsidiary obligating Company or any Subsidiary to issue, sell, or grant any rights to acquire, any Equity Securities of, or to restructure or recapitalize, Company or any Subsidiary, except as set forth herein. There are no outstanding Contracts pursuant to which Company or any Subsidiary has any rights or obligations to repurchase, redeem or otherwise acquire any Equity Securities of any of Company or any Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no voting trusts or other agreements, arrangements or understandings with respect to the voting of the Equity Securities of Company or any Subsidiary to which Company, any Subsidiary or any of Dole Entities is a party or are bound by, except that each Dole Entity has customarily voted its Company Stock in the same manner as the other Dole Entities. All outstanding Equity Securities of Company and each Subsidiary are duly authorized, validly issued, fully paid and nonassessable. Company owns no Equity Securities of any entity that is not a Subsidiary. Any Equity Securities of Company or any Subsidiary that were issued and reacquired by any of such entities were so reacquired (and, if reissued, so reissued) in compliance with all applicable Laws, and neither Company nor any Subsidiary has any outstanding obligation or liability with respect thereto.

4.3 Financial Statements; Changes; Contingencies.

    (a)  Audited Financial Statements.  SAB or Bevco has received true and complete copies of consolidated balance sheets for Company and its Subsidiaries at December 28, 1996, January 3, 1998, January 2, 1999, January 1, 2000 and December 30, 2000 and the related consolidated income statements, changes in stockholder's equity and funds flows for the financial (fiscal) years then ended. All such financial statements have been audited by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared (i) in conformity with Honduran GAAP consistently applied throughout the periods indicated and (ii) in accordance with the books of accounts and other financial records of Company and its Subsidiaries. Such income statements and funds flows present fairly in all material respects the results of operations and funds flows of Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of Company and its Subsidiaries as of their respective dates. Since December 30, 2000, there has been no change in any of the significant accounting policies, practices or procedures of Company or its Subsidiaries.

    (b)  Historical Financial Statements.  SAB or Bevco has received true and complete copies of consolidated balance sheets for Company and its Subsidiaries at December 28, 1996, January 3, 1998, January 2, 1999, January 1, 2000, and December 30, 2000 and the related consolidated income statements and statements of funds flow for the financial (fiscal) years then ended (the "Historical U.S. Financial Statements"). SAB or Bevco has also received true and complete copies of selected unaudited financial statistics segregating the soft drink and beer businesses of Company and its Subsidiaries for the financial (fiscal) years ended December 28, 1996, January 3, 1998, January 2, 1999, January 1, 2000, and December 30, 2000 (the "Historical Segregated Soft Drink and Beer Income Statements"). The Historical U.S. Financial Statements and the Historical Segregated Soft Drink and Beer Income Statements are based upon the Honduran Lempira-based statutory financial statements referred to in Section 4.3(a). The Historical U.S. Financial Statements are presented on a U.S. Dollar basis, have been prepared in accordance with U.S. GAAP using accounting methods and procedures which have been consistently applied throughout the periods indicated and present fairly, in all material respects, the results of operations, the financial condition and funds flow of Company and its Subsidiaries for the respective periods presented in such statements, and have been audited in accordance with U.S. GAAS as part of the overall Dole consolidated financial statements. The Historical Segregated Soft Drink and Beer Income Statements report the soft drink and beer businesses based upon volumes, revenues and costs tied back to original supporting documents. The beer business included in the Historical Segregated Soft Drink and Beer Income Statements includes the applicable portion of the results of the rural distribution companies. The soft drink business included in the Historical Segregated Soft Drink and Beer Income Statements includes the assignment of sugar mill operations and plantations, plastics, crowns, machine repair parts and leasing businesses as well as the applicable portion of the results of the rural distribution companies. The Historical Segregated Soft Drink and Beer Income Statements aggregate to the Historical U.S. Financial Statements for the respective periods presented. There are no provisions, liabilities or reserves of the Company, any of its Subsidiaries or the Business reflected in the financial statements or books of accounts and other financial records of the Dole Entities or any Affiliates thereof (other than Company and its Subsidiaries) that are not reflected in the Historical U.S. Financial Statements or the Interim Financial Statements.

    (c)  Unaudited Interim Financial Statements.  SAB or Bevco has received true and complete copies of unaudited consolidated balance sheets for Company and its Subsidiaries at April 21, 2001 and April 22, 2000 and the related consolidated income statements for the periods then ended (the "Interim Financial Statements"). SAB or Bevco has also received true and complete copies of unaudited income statements for the beer and soft drink businesses of Company and its Subsidiaries for the periods ended April 21, 2001 and April 22, 2000 (the "Interim Income Statements"). The Interim Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with the Historical U.S. Financial Statements. The Interim Financial Statements are based upon the interim Honduran Lempira-based financial statements, which are in accordance with the books of account and other financial records of Company and its Subsidiaries. The Interim Financial Statements present fairly in all material respects the results of operations of Company and its Subsidiaries for the periods covered and the financial condition of Company and its Subsidiaries as of their respective dates. The Interim Income Statements report the soft drink and beer businesses based upon volumes, revenues and costs tied back to original supporting documents. The Interim Income Statements were prepared using accounting methods and procedures that have been consistently applied throughout the periods indicated.

    (d)  Absence of Undisclosed Liabilities and Obligations.  None of Company and its Subsidiaries (i) has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than (w) liabilities fully reflected or reserved against on the Interim Financial Statements, (x) liabilities of a type customarily reflected in a corporate balance sheet prepared in accordance with U.S. GAAP that have arisen in the ordinary course of business consistent with past practice as a result of arm's length negotiations since the respective dates of the Interim Financial Statements, (y) liabilities for Taxes arising in the ordinary course of business or in connection with the transactions contemplated hereunder since the date of the Interim Financial Statements, and (z) other liabilities and obligations specifically disclosed on Schedule 4.3(d) and (ii) shall have, as of the Closing, any obligation with respect to indebtedness for borrowed money.

    (e)  Certain Events.  Since December 30, 2000, there has not been, occurred or arisen:

      (i)  any Material Adverse Effect not otherwise set forth as such on the Company Disclosure Schedules that correspond to clauses (ii) through (xvi) of Section 4.3(e) or the other Company Disclosure Schedules;

      (ii)  any casualty, loss, damage or destruction of any property of Company or any Subsidiary that has involved or is reasonably likely to involve a loss to Company or any Subsidiary of more than U.S.$1,000,000;

      (iii)  any (A) general or uniform increase in the rates of pay or benefits to officers, directors or employees, (B) payment of any special bonus or grant of any increase in salary or benefits to any officer, director or employee of Company or any Subsidiary (collectively, the "Company Personnel") in excess of U.S.$50,000, individually, or U.S.$500,000, in the aggregate; provided, however, such thresholds will not apply to persons specifically identified with respect to Schedule 4.20(d), (C) grant of any stock option or other equity award to any Company Personnel, or (D) entering into, or amendment to, any non-"at will" employment, change in control, collective bargaining or severance agreement;

      (iv)  any change in the number of shares of capital stock issued and outstanding or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) (except as expressly provided by this Agreement) in respect of, or any split, combination or reclassification of, the Equity Securities of Company or any Subsidiary, or any redemption or other acquisition by Company or any Subsidiary of any of its respective Equity Securities;

      (v)  any sale, assignment, transfer, mortgage, Encumbrance or other disposition outside the ordinary course of business of any assets, tangible or intangible, of Company or any Subsidiary which, together with all other such sales, assignments, transfers, mortgages, Encumbrances or other disposition, in the aggregate exceeds U.S. $500,000;

      (vi)  any cancellation (other than as a result of payment in full) of any debt owing to Company or any Subsidiary (a) outside the ordinary course of business consistent with past practice, (b) not reflected in the Interim Financial Statements and (c) in excess of $50,000; or any waiver by Company or any Subsidiary of any claim or right and material, individually or in the aggregate, to Company and its Subsidiaries taken as a whole;

      (vii)  any material payment, discharge or satisfaction of any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) of Company and any of its Subsidiaries other than in the ordinary course of business consistent with past practice and not reflected in the Interim Financial Statements;

      (viii)  any capital expenditure with respect to any aspect of the Business involving aggregate or individual payments in excess of $500,000;

      (ix)  the execution of any lease with respect to any aspect of the Business involving aggregate payments for such lease in excess of U.S.$1,000,000;

      (x)  any borrowing of money by Company or any of its Subsidiaries or guaranteeing of any indebtedness of others by Company or any of its Subsidiaries other than (a) in Affiliate Transactions and (b) pursuant to lines of credit existing as of December 30, 2000;

      (xi)  any failure to operate the Business in the ordinary course;

      (xii)  any cancellation or termination of, or any failure to renew or maintain in full force and effect insurance coverage of Company or any of its Subsidiaries which materially adversely affected the Business prior to the Closing Date;

      (xiii)  any material investment, by purchase, contribution to capital, property transfers, or otherwise, in any other Person (other than Company or any of its Subsidiaries), which investments in the aggregate are in excess of U.S. $500,000;

      (xiv)  any failure to pay any current material obligations of Company or any of its Subsidiaries in accordance with the terms and conditions of such obligations and the general practices of Company and its applicable Subsidiaries;

      (xv)  directly or indirectly, any termination or reduction or commitment to terminate or reduce any bank line of credit or the availability of any material funds under any other agreement or understanding, other than through the use thereof in the ordinary course; or

      (xvi)  any agreement or commitment by Company, any Subsidiary, or any of Dole Entities to do any of the foregoing.

4.4 Tax and Other Returns and Reports

    Company and each Subsidiary have timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Closing Date and have paid all Taxes shown on such Tax Returns to be due. The accrual for Taxes in the Interim Financial Statements for the period ended April 21, 2001 is adequate to cover any and all unpaid Taxes (whether or not disputed and whether or not due) of the Company and the Subsidiaries with respect to all taxable periods (or portions thereof) ending on or before April 21, 2001, and neither the Company nor any Subsidiary has incurred any liability for Taxes subsequent to April 21, 2001 other than in the ordinary course of its business or in connection with transactions contemplated by this Agreement. No Audit by a Taxing Authority is pending or threatened in writing with respect to any material Taxes due from Company or any Subsidiary. Schedule 4.4 lists the date or dates since 1995 through which the Honduran national, provincial or municipal tax authorities and any other Governmental Entity have examined the Honduran Tax Returns of Company and its Subsidiaries. There are no outstanding waivers extending the statutory period of limitation relating to the payment of material Taxes due from Company or any Subsidiary for any taxable period, or any portion of any period, ending prior to the Closing Date which are outstanding as of the Closing Date. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and, to the Knowledge of Dole Entities, are complete and accurate in all material respects. No Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of Company or any Subsidiary. No Governmental Entity has proposed (tentatively or definitively), asserted or assessed or, to the Knowledge of Company, threatened to propose or assert, any deficiency, assessment or claim for Taxes. Neither Company nor any Subsidiary is bound by or is a party to any material agreement related to Taxes other than this Stock Exchange Agreement, including any agreement with any Taxing Authority that can affect a Tax period commencing after the Closing Date. No power of attorney that is currently in force has been granted by or with respect to Company or any Subsidiary with respect to any matter relating to Taxes. Company and each Subsidiary have previously delivered or made available to SAB or Bevco complete and accurate copies of each of (i) all audit reports, letter rulings, agreements relating to Taxes due from or with respect to Company or any Subsidiary, (ii) Tax Returns filed by or filed on behalf of Company and (iii) any closing agreements entered into by Company or any Subsidiary with any Taxing Authority in each case existing on the date hereof.

4.5 Material Contracts.

    Schedule 4.5 lists each Contract to which Company or any Subsidiary is a party or to which Company, any Subsidiary or any of their respective properties is subject or by which any thereof is bound that is a Material Contract under this Agreement. True copies of all written Material Contracts and summaries of the material terms of all oral Material Contracts, including all amendments and supplements, have been made available to SAB or Bevco during the due diligence review of Company conducted by SAB or Bevco. Each Material Contract is valid and enforceable against Company and its Subsidiaries (as applicable) and to the Knowledge of Dole Entities enforceable against the counterparties to such Material Contracts; Company and each Subsidiary have duly performed in all material respects its respective obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which (with the passage of time, the giving of notice or otherwise) would constitute a material breach or default thereunder by Company or its applicable Subsidiary, as the case may be, or, to the Knowledge of Dole Entities, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance thereof will occur. To the Knowledge of Dole Entities, no counterparty to the Material Contracts referred to in Footnote 1 to Schedule 4.5 has expressly stated to Dole Entities or Company its intention to breach such Material Contract after the date of this Agreement or its inability to perform under such Material Contract after the date of this Agreement, and to the Knowledge of Dole Entities, no counterparty to any such Material Contract has expressly stated to Dole Entities or Company its intention to cancel, terminate or not renew any such Material Contract. No counterparty to any other Material Contracts has expressly stated in writing to Dole Entities or Company its intention to breach such Material Contract after the date of this Agreement or its inability to perform under such Material Contract after the date of this Agreement, and, no counterparty to any other Material Contract has expressly stated in writing to Dole Entities or Company its intention to cancel, terminate or not renew any such Material Contract. The consummation of the transactions contemplated by this Agreement will not create a default and will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Company or any Subsidiary under any Material Contract.

4.6 Real and Personal Property; Title to Property; Leases.

    Schedule 4.6 contains a summary of all Real Property (other than leaseholds with annual rent of less than U.S. $25,000), and of each Asset (whether real or personal, tangible or intangible), except for Intellectual Property, with a net book value in excess of $1,000,000, of Company and each Subsidiary. Company and each Subsidiary have good, valid and marketable title to or other right to use, free and clear of Encumbrances, except as may be created by the Real Property Leases attached as Exhibit A, all Real Property, including fees, leaseholds and all other interests in real property, and material Assets, except for Intellectual Property, including but not limited to, all Assets reflected in the consolidated balance sheet at April 21, 2001 referred to in Section 4.3 or that were thereafter acquired, except for (a) Encumbrances consisting of liens for Taxes not yet due and (b) Assets not material to the Business that were disposed of since such date in the ordinary course of business consistent with past practice. All leasehold Real Property held by Company or any Subsidiary as lessee is held under valid, binding and enforceable leases, subject only to such exceptions as would not have a Material Adverse Effect. There is no Action pending against Company or any of its Subsidiaries and, to the Knowledge of Dole Entities, there is no threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Company or the applicable Subsidiary. Company or its applicable Subsidiary has performed, in all material respects, all the obligations required to be performed by it under said leases to the extent such obligations have accrued and possesses and quietly enjoys said properties under said leases, and such properties are not subject to any building or use restrictions, exceptions, reservations or limitations that materially interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business. None of Company or its Subsidiaries has received written notice of (i) any violation of any applicable zoning regulation, ordinance or similar law, order, regulation or requirement with respect to the leased Real Property of Company and its Subsidiaries or (ii) any pending or threatened condemnation proceedings relating to any of their leased Real Property and, there are no such pending, or to the Knowledge of Dole Entities, threatened proceedings. The Real Property leased or owned by Company or its Subsidiaries includes all of the material Real Properties that are used in or are related to the Business and are reasonably necessary for the operation of the Business as currently conducted. The Assets leased, owned or licensed by Company or its Subsidiaries include all of the Assets that are used in the Business as currently conducted.

    The plants, material equipment and material tangible properties owned, operated or leased by Company and its Subsidiaries are in good operating condition, ordinary wear and tear excepted.

4.7 Authorization; No Conflicts.

    The execution, delivery and performance of this Agreement and the Related Agreements by Dole Parent and Dole Entities (as applicable) and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with, result in any breach of or constitute a default (whether upon the passage of time, the giving of notice or otherwise) under, the charter documents or by-laws of Company, (ii) conflict with or violate any Law, or conflict with, violate or require any Order or Permit, applicable to Company or any Subsidiary or any of their respective assets, properties or businesses, the effect of which or lack of which (as applicable) would, individually, be reasonably likely to result in a cost to Company or any of its Subsidiaries in excess of U.S. $250,000, (iii) result in the creation or imposition of any (a) Encumbrance against any Asset of Company or any Subsidiary having a net book value, individually, greater than U.S. $250,000 or (b) Encumbrance against Company Stock, in either case under any of the terms, conditions or provisions of any Contract to which Dole Entities, Company or any of its Subsidiaries is a party or any other obligation by which Dole Entities, Company or any of its Subsidiaries or the Company Stock or Assets are bound, or (iv) violate, conflict with, result in any breach of, constitute a default (whether upon the passage of time, the giving of notice or otherwise) under or give to others any rights of termination, amendment, acceleration or cancellation or other material rights or result in any loss of material rights (including material rights upon a change of control) pursuant to any Contract or any other obligation to which Company or any Subsidiary is bound.

4.8 Legal Proceedings and Certain Labor Matters.

    (a)  Legal Proceedings.  There is no Order or Action pending against Company or its Subsidiaries, or to the Knowledge of Dole Entities, threatened against Company, any Subsidiary, any of their respective properties or assets, any of their officers or directors in their capacity as such, or any Asset or any Company Benefit Plan, that enjoins or compels or seeks to enjoin or to compel any activity by Company or any Subsidiary, or that, to the Knowledge of Dole Entities, individually or when aggregated with one or more other Orders or Actions has a Material Adverse Effect.

    (b)  Labor Matters.  None of the employees of Company or any Subsidiary is covered by any collective bargaining agreement and no collective bargaining agreement is currently being negotiated, and, to the Knowledge of Company, no attempt is currently being made to organize any employees of Company or any Subsidiary to form or enter a labor union or similar organization. There is no, and during the past three years has been no, organized labor strike, dispute, slowdown or stoppage, or unfair labor practice claim against Company or any Subsidiary (collectively, "Labor Matters"), pending, and no Labor Matter is threatened against Company or any Subsidiary or the Business that in either case has resulted in a cost to Company and its Subsidiaries in excess of U.S. $100,000 or that enjoins or compels or seeks to enjoin or to compel any activity by Company and its Subsidiaries, or, to the

Knowledge of Dole Entities, is reasonably likely to result in a cost to Company and its Subsidiaries in excess of U.S. $250,000 individually, and all such Labor Matters, each of which would be reasonably likely to result in a cost to Company and its Subsidiaries of less than $250,000, are not reasonably likely, in the aggregate, to result in a cost to Company and its Subsidiaries in excess of $1,000,000. Except as has not cost the Company or any Subsidiary U.S. $100,000 or, to the Knowledge of Dole Entities, is not reasonably likely to cost the Company or any Subsidiary in excess of U.S. $250,000 individually or $600,000 in the aggregate, Company and each Subsidiary have conducted, since December 30, 2000, and currently are conducting the Business in compliance with all laws relating to labor, employment and employment practices, terms and conditions of employment, wages, and hours and nondiscrimination in employment.

4.9 Minute Books.

    The minute books of Company and its Subsidiaries accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and board committees of Company and its Subsidiaries. The stock record books of Company and each Subsidiary reflect accurately all transactions in their respective capital stock of all classes.

4.10 Compliance with Law.

    Company and its Subsidiaries are organized and have conducted the Business in all material respects in accordance with applicable Laws. Neither Company nor any Subsidiary has received within the last four (4) years any written communication from a Governmental Entity that alleges that any of them, with respect to and to the extent of the Business, is not in compliance with all applicable Laws and to the Knowledge of Dole Entities there is no violation of applicable Laws, in either case, the violation of which has a Material Adverse Effect.

4.11 Intellectual Property.

    Schedule 4.11 lists all Intellectual Property reasonably necessary for the conduct of the Business as now conducted, indicating the nature of the interest therein (i.e., ownership, license or otherwise) of Company or the applicable Subsidiary (excluding any shrink wrap or off the shelf computer software products). Neither Company nor any Subsidiary has any patents. Company or a Subsidiary is the sole owner of, or has a valid license to, all Intellectual Property free and clear of any Encumbrance. The use of any Intellectual Property by Company and its Subsidiaries does not require the consent of any Person and does not require any payment or royalty. Company and its Subsidiaries have performed all obligations required to be performed by them pursuant to any Material Contract relating to the Intellectual Property to the extent such obligations have accrued, except for such failures to perform that have not resulted in nor are reasonably likely to result in a cost to Company or its Subsidiaries in excess of U.S. $250,000 individually or $1,000,000 in the aggregate. To the Knowledge of Dole Entities, Company and Subsidiaries have taken all actions that are reasonably necessary or advisable in order to protect fully the Intellectual Property consistent with prudent practice in the beer and soft drink production, importation, bottling and distribution industry, including registering or filing applications to register the Marks in jurisdictions where the Marks are used in the conduct of the Business. All registrations and applications to register the Marks identified in Schedule 4.11 are valid and in force. Neither Company nor any Subsidiary has received any written claim, notice or inquiry challenging or threatening to challenge or inquiring as to whether there is any basis to challenge the validity of the rights of Company or any Subsidiary in the Intellectual Property. To the Knowledge of Dole Entities, no Person has violated or infringed any Intellectual Property in any material respect. To the Knowledge of Dole Entities, Company's and any Subsidiary's use of the Intellectual Property in the conduct of the Business has not violated or infringed upon any protectable intellectual property rights of any third party or other Person.

4.12 Insurance.

    Company and its Subsidiaries (directly or under policies of insurances for which Dole Parent is listed as the policy holder) are, and at all times during the past three years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business. Schedule 4.12 lists all insurance policies and bonds that are material to the Business. All such insurance policies and bonds set forth on Schedule 4.12 are valid and in full force and effect and there are no past due premiums with respect thereto, for periods up to and including the Closing Date, the effect of which would have a Material Adverse Effect. None of Company, its Subsidiaries or any of Dole Entities (as applicable) is in default under any such policy or bond, the effect of which would have a Material Adverse Effect. During the past year, no insurance carrier has limited any insurance coverage for Company or any of its Subsidiaries. For insurance policies listed on Schedule 4.12 for which Company or any of its Subsidiaries is listed as the policyholder, neither Company nor its Subsidiaries (as applicable) has received any written notice that is still pending or in effect at the date hereof from any such insurers or their agents that such insurer intends to cancel or reduce any such coverage. During the past year, Company and its Subsidiaries have timely filed claims with their respective insurers with respect to all material matters and occurrences for which they believe they have coverage.

4.13 Permits.

    Company and its Subsidiaries hold all material Permits required to permit each of them to conduct their respective businesses as now conducted, and all such material Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. No suspension, cancellation or termination of any of such material Permits is threatened or imminent.

4.14 Corporate Reorganization.

    Company has (a) transferred the Non-Related Assets to Limitada in exchange for all the Equity Securities of Limitada (either through the transfer of assets or securities of one or more entities holding the Non-Related Assets), (b) converted Limitada into New S.A., and (c) declared and paid to the stockholders of Company a dividend consisting of all of the Equity Securities of New S.A.

4.15 Inventories.

    All inventories of Company and its Subsidiaries are of merchantable quality, and salable (in the case of inventory held for sale) or currently usable (in the case of other inventory) in the ordinary course of business and have a fair market value at least equal to the values at which such items are carried on their respective books. The value of obsolete, damaged or excess inventory and of inventory below standard quality has been written down on the April 21, 2001 balance sheet delivered to SAB or Bevco pursuant to Section 4.3 (c) or, with respect to inventories purchased since such balance sheet date, on the books and records of Company, to ascertainable market value, or adequate reserves described on such balance sheet have been provided therefor, and the value at which inventories are carried reflects the customary inventory valuation policy of Company and its Subsidiaries (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory, on a basis consistent with U.S. GAAP. Changes in inventories subsequent to the April 21, 2001 interim consolidated balance sheet are reasonable and warranted in the ordinary course of business consistent with past practice.

4.16 Receivables.

    All receivables of Company and its Subsidiaries, whether reflected on the April 21, 2001 balance sheet delivered to SAB or Bevco pursuant to Section 4.3(c) or otherwise, represent bona fide transactions actually made in the ordinary course of business, and (other than intercompany receivables reflected in Schedule 4.16) are fully collectible net of any reserves shown on the April 21, 2001 balance sheet delivered to SAB or Bevco pursuant to Section 4.3(c), which reserves are adequate and were calculated on a basis consistent with U.S. GAAP. Such receivables are free and clear of any Encumbrance.

4.17 Customers and Suppliers.

    Schedule 4.17 lists the names of, and describes the approximate percentage of Business attributable to, the ten largest customers of and ten most significant suppliers of the Business at the date of this Agreement. To the Knowledge of Dole Entities, neither Company nor any Subsidiary has received any express written notice that any such customer or supplier intends to terminate or materially reduce its business with Company or any Subsidiary prior to the stated expiration date of the Company's or Subsidiary's contract with such customer or supplier.

4.18 Environmental Compliance.

    (a)  Environmental Information.  Dole Entities and Company have, prior to the date of this Agreement, provided SAB or Bevco all written information of which Dole Entities or Company have Knowledge which relates, in material respect, to: (i) the use, during the three year period immediately preceding the date hereof, of Hazardous Substances at the Real Property or in the operation of the Business; (ii) any Environmental Condition; or (iii) to the compliance, during the three year period immediately preceding the date hereof, of the Business, the Real Property with any Environmental Laws.

    (b)  Compliance with Environmental Laws; Permits.  The Business is, and has during the three-year period immediately preceding the date hereof been, operated in all material respects in compliance with all applicable Environmental Laws. Company and any Subsidiary have obtained and presently maintain all Permits required to operate the Business in all material respects in compliance with all applicable Environmental Laws.

    (c)  Environmental Conditions; Action by Governmental Agency.  To the Knowledge of the Dole Entities, there are no (i) Environmental Conditions or (ii) other occurrences at the Real Property, or any other location related to the Real Property, or the operation of the Business, which could reasonably be expected to form the basis of an Environmental Claim, or cause an injury to human health or the environment that, individually or in the aggregate, would have a Material Adverse Effect. There is no pending or, to the Knowledge of the Dole Entities, threatened investigation, inquiry or other proceeding by any Governmental Entity with respect to the Real Property or the Business and relating to any actual or alleged Environmental Condition or failure to comply with any applicable Environmental Law that is reasonably likely to have a Material Adverse Effect.

4.19 Limitations on Transactions with Affiliates.

    (a)  Schedule 4.19 sets forth a summary of all Affiliate Transactions (including the material terms of such transactions) since December 30, 2000, which Company or any Subsidiary have directly or indirectly entered into or permitted to exist and all Affiliate Transactions (whether or not constituting a Material Contract) (including the material terms of such transactions) that have not been fully performed at the Closing Date.

    (b)  (i) None of Bevco, Company or any of Company's Subsidiaries has any commitment, obligation or liability of any kind with respect to Dole Entities or any Affiliate of Dole Entities, including any obligation to pay any intercompany receivable from Bevco, Company or any of Company's Subsidiaries to Dole Entities or any of their Affiliates, and (ii) neither Dole Entities nor any Affiliate thereof have any commitment, obligation or liability of any kind with respect to Company or any of its Subsidiaries, including any obligation to pay any intercompany receivable from Dole Entities or any of their Affiliates to Company or any of its Subsidiaries.

4.20 Employee Benefits

    (a)  Schedule 4.20 contains a true and complete list of each employee benefit plan, program, policy, agreement, arrangement or scheme (including each collective agreement with a union or worker's council) that provides (i) welfare benefits or any pension or other post-retirement benefits, employee loan, bonus, incentive system, deferred compensation, or fringe benefit that requires or regularly results in annual costs of U.S. $100,000 to Company or its Subsidiaries, (ii) stock options, stock purchase rights, a stock bonus, phantom stock, or stock appreciation rights and (iii) benefits for senior management of Company in excess, in the aggregate, of U.S. $25,000 per year and, in each case, is either (1) sponsored, maintained or contributed to or required to be contributed to by Company or any Subsidiary (the "Company Benefit Plans"), or (2) maintained or contributed to or required to be contributed to by Dole Parent or any Dole Entity and in which current or former employees, consultants or directors of Company or any Subsidiary participate. Company, Dole Entities or Dole Parent have furnished to SAB or Bevco complete and accurate copies of all plan documents, financial statements, trust agreements, insurance contracts, summary plan descriptions and most recent tax filings relating to the Company Benefit Plans. Schedule 4.20 separately identifies each Company Benefit Plan for which any Dole Entity or any Affiliate thereof (other than Company or any Subsidiary) has any liability or obligation or provides any funding or payment on behalf of any current or former employees, consultants or directors of Company or any Subsidiary.

    Neither the Company nor any Subsidiary has experienced, in the past three years, any fatalities as a result of workplace injuries or illness of their employees or a workplace injury or illness that resulted in more than two weeks of lost work for any one employee.

    (b)  Since December 30, 2000, except as has cost the Company or any Subsidiary less than U.S. $100,000 or, to the Knowledge of Dole Entities, is reasonably likely, individually or in the aggregate, to cost the Company or any Subsidiary less than U.S. $250,000 in the aggregate, the Company Benefit Plans have been established, operated and administered in accordance with their respective terms and all applicable laws and regulations relating to such respective plans. Except as required by law, no condition exists that would prevent Company or any Subsidiary from terminating or amending any Company Benefit Plan at any time for any reason in accordance with its terms.

    (c)  Each of the Company Benefit Plans that is subject to funding requirements has current assets in excess of the present value of liabilities or has unfunded liabilities that as of the Closing Date are offset by insurance or assets that are reserved and, in each case, held by Company or any Subsidiary for this purpose.

    (d)  The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, consultant, officer or director of Company or any Subsidiary to severance pay, unemployment compensation or any other similar termination payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director

    (e)  All contributions and other payments required to be made by the Company or any Subsidiary for any period through the Closing Date to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before such date, have been properly reflected in the Historical U.S. Financial Statements or the Interim Financial Statements.

4.21 Powers of Attorney.

    There are no existing and valid powers of attorney granted by Company to any Person who is an employee of Dole Entities or its Affiliates (other than Company or its Subsidiaries), other than those (i) necessary to effect the Closing or (ii) granted in connection with litigation to which Company or any of its Subsidiaries is a party.

4.22 Working Capital.

    Since April 21, 2001, Company has managed the Working Capital of Company and its Subsidiaries in the ordinary course of business consistent with past practice.

4.23 DISCLAIMER; ENTIRE AGREEMENT.

    NO AGREEMENTS, REPRESENTATIONS OR WARRANTIES, ORAL OR OTHERWISE, EXPRESS OR IMPLIED WITH RESPECT TO THE SUBJECT MATTER HEREOF HAVE BEEN MADE BY EITHER PARTY WHICH ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CONFIDENTIALITY AGREEMENT AND THE RELATED AGREEMENTS. NO REPRESENTATION OR WARRANTY, ORAL OR OTHERWISE, IS MADE RELATING TO ANY FINANCIAL PROJECTIONS PROVIDED IN CONNECTION HEREWITH.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BEVCO

    Except as otherwise specifically disclosed on the Bevco Disclosure Schedules, Bevco represents and warrants to Dole Entities as follows:

5.1 Organization and Related Matters.

    Bevco is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of the British Virgin Islands and SAB is a public limited company duly organized, validly existing and in good standing (if applicable) under the laws of England and Wales. Bevco has all necessary corporate power and authority to carry on its business as conducted at the date hereof. Bevco and SAB each has the necessary corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. BermudaCo is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of Bermuda. BermudaCo has all necessary corporate power and authority to carry on its business as now being conducted.

5.2 Authorization; No Conflicts.

    The execution, delivery and performance of this Agreement by Bevco and SAB has been duly and validly authorized by all necessary corporate action. This Agreement constitutes the legally valid and binding obligation of SAB and Bevco (as applicable), enforceable against SAB and Bevco (as applicable) in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution and delivery of this Agreement and the Related Agreements by SAB and Bevco (as applicable) the performance of this Agreement and any related or contemplated transactions by SAB and Bevco (as applicable) will not require filing or registration with, or the issuance of any Permit or consent of any third party. The execution, delivery and performance of this Agreement and the Related Agreements by SAB and Bevco (as applicable) and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with, result in any breach of or constitute a default (whether upon passage of time, the giving of notice or otherwise) under, the charter documents or by-laws of SAB or Bevco (as applicable), (ii) conflict with or violate any Law, or conflict with, violate or require any Order or Permit, applicable to SAB, Bevco or BermudaCo or any of their respective assets, properties or businesses, the effect of which or the lack of which (as applicable) would be reasonably likely to have a material adverse effect on the ability of SAB or Bevco to perform their respective obligations hereunder or thereunder or which would prevent the consummation of the transactions contemplated hereby or thereby, (iii) result in the creation or imposition of any (a) Encumbrance against any assets or properties of BermudaCo or (b) Encumbrance against BermudaCo Stock, in either case under any of the terms, conditions or provisions of any Contract or any other instrument or obligation to which SAB, Bevco or BermudaCo is a party or by which the BermudaCo Stock or any of SAB, Bevco or any of BermudaCo or any of their respective material properties or assets is bound.

5.3 Legal Proceedings.

    There is no Order or Action pending or, to the knowledge of Bevco, threatened against or affecting SAB, Bevco or BermudaCo that individually or when aggregated with one or more other Orders or Actions has or, if determined adversely to the interest of SAB, Bevco or BermudaCo, might reasonably be expected to have a material adverse effect on SAB's or Bevco's ability to perform their respective obligations under this Agreement or on the assets of BermudaCo.

5.4 No Brokers or Finders.

    Except for N.M. Rothschild & Sons Limited, the fees of which shall be paid by SAB and/or Bevco, no agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Bevco or BermudaCo or their Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

5.5 Investment Purpose; Securities Act.

    Bevco is acquiring the Company Stock solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Bevco has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of all or any part of the Company Stock in any manner that would violate the Securities Act or any other U.S. securities law. Bevco is an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act. Bevco (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, (ii) has had an opportunity to ask questions of, receive answers from and discuss with representatives of Dole Entities and Company the condition of, and prospects for continued operation and financing of Company and such other matters as it has deemed appropriate in considering whether to invest in the Company Stock, and (iii) has been provided access to all information about the business and financial condition of Company and the Subsidiaries requested by it. Bevco has also made its own independent investigation with regard to matters relating to its investment in the Company Stock.

5.6 BermudaCo Stock.

    Bevco owns all of the BermudaCo Stock beneficially and of record free and clear of any Encumbrance. At the Closing, Bevco will convey good and marketable title to and complete ownership of the BermudaCo Stock, free and clear of any Encumbrance. The authorized capital stock of BermudaCo consists of 12,000 shares of common stock, $1.00 par value, all issued and outstanding.

There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of BermudaCo, or to restructure or recapitalize BermudaCo. There are no outstanding Contracts of BermudaCo to repurchase, redeem or otherwise acquire any Equity Securities of BermudaCo. The BermudaCo Shares are duly authorized, validly issued, fully paid and nonassessable.

5.7 Other Liabilities or Contingencies.

    BermudaCo has no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, including liabilities under guaranties and powers-of-attorney, and whether due or to become due, probable of assertion or not, except as otherwise expressly contemplated herein.

5.8 No Business Activity.

    BermudaCo is not a party to any Contract, and neither BermudaCo nor any of its properties is subject or bound by any Contract. BermudaCo has never engaged in any business of any kind or nature whatsoever, except as otherwise contemplated herein.

5.9 Minute Books.

    The minute books of BermudaCo accurately reflect all actions and proceedings taken to date by the shareholders, board of directors and board committees of BermudaCo, and such minute books or similar records contain true and complete copies of the charter or other organizational documents of BermudaCo and all related amendments. The stock record books of BermudaCo reflect accurately all transactions in their respective capital stock of all classes.

5.10 Cash Balance of BermudaCo.

    Bevco has caused BermudaCo to have, and BermudaCo has, a cash balance (and no other assets, liabilities or contractual rights or obligations of any kind or nature whatsoever, except as expressly provided for herein), in U.S. dollars, equal to Five Hundred Thirty-Six Million Nine Hundred Fifty Thousand Five Hundred Ninety Eight Dollars and Nine Cents (U.S. $536,950,598.09).

5.11 Board Action.

    The Board of Directors of BermudaCo has met and, conditioned upon the occurrence of the Closing revoked all existing and valid powers of attorney granted by BermudaCo to directors, managers and/or external advisors, other than those necessary to effect the Closing.

5.12 BermudaCo Management.

    Nominees of Dole Owners have been elected as the only members of the Board of Directors and appointed as the only officers of BermudaCo. Signature authority over all cash accounts of BermudaCo has been transferred to such individual or individuals, as Dole Owners specified in writing to Bevco before Closing.

5.13 Approvals.

    Bevco has obtained and provided to Dole Owners all required Approvals.

ARTICLE VI
CONTINUING COVENANTS

6.1 Elimination of Intercompany and Affiliate Liabilities.

    Subject to the last sentence of this Section 6.1, Bevco, promptly upon receipt of such goods and services and in no event later than 15 days thereafter, will pay or cause to be paid to Dole Entities or their Affiliates (as applicable) by wire transfer of immediately available U.S. funds if legally permissible (or if not legally permissible then by another mutually agreeable method), the full amount of the invoices for the goods and services identified on Company's and its Subsidiaries' purchase orders as of the Closing Date that are being fulfilled by Dole Entities or their Affiliates and that are set forth on Schedule 4.19(b)(i) (including, without limitation, commissions at the rates set forth in Schedule 4.19(b)(i) and all transportation, insurance and other delivery charges (but not including any commissions on such transportation, insurance and other delivery charges)); provided, that, regardless of whether such goods and services are received by Company or its Subsidiaries (as applicable) such amounts shall be paid to Dole Entities or their Affiliates (as applicable) on or prior to December 31, 2001. Except as set forth in the preceding sentences and in Article VIII hereof (i) none of Bevco, Company or any of Company's Subsidiaries shall have any commitment, obligation or liability of any kind with respect to Dole Entities or any Affiliate of Dole Entities, in respect of any intercompany payables from Company or any of Company's Subsidiaries to Dole Entities or any of their Affiliates, and (ii) neither Dole Entities nor any Affiliate thereof shall have any commitment, obligation or liability of any kind with respect to Bevco, Company or any of Company's Subsidiaries, in respect of any intercompany payables from Dole Entities or any of their Affiliates to Company or any of Company's Subsidiaries; except in either of case (i) or (ii) as may arise pursuant to the provisions of this Agreement. Within 10 days of the date hereof, Dole Entities shall pay Company by wire transfer of immediately available U.S. funds, an amount equal to fifty percent (50%) of the difference between the Intercompany Balance as of December 1, 2001 and the Intercompany Balance as of April 21, 2001. "Intercompany Balance" means the total intercompany payables from Dole Entities or any of their Affiliates to Company or any of its Subsidiaries. The remaining fifty percent (50%) of such difference shall be applied to offset amounts owing to Dole Entities or their Affiliates as such amounts become due pursuant to the purchase orders listed in Schedule 4.19(b)(i); provided that amounts in respect of advances made by Dole Entities or their Affiliates in respect of such purchase orders shall be offset immediately with the balance being offset against invoices to Company for purchased goods received by Company.

6.2 Access.

    After the Closing, the parties hereto shall cooperate fully with each other and Bevco will cause Company to fully cooperate with Dole Entities, (i) in the preparation of financial statements and records in respect of all accounting periods through the period in which the Closing Date occurs, (ii) in the preparation of all Tax Returns or periodic financial statements or other accounting records with respect to any period of time before the Closing or that began before Closing and ended at or after the Closing and (iii) in the defense of any action or proceeding brought by one or more third parties against any of the parties to this Agreement for which indemnification may be sought pursuant to Article VIII hereof. The parties hereto shall cooperate in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 6.2 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section 9.9.

6.3 No Claim of Rights to Marks.

    Bevco acknowledges that neither this Stock Exchange Agreement nor the consummation of any of the transactions contemplated by this Stock Exchange Agreement conveys or will convey to Bevco, BermudaCo or Company any Affiliate of any a right or interest of any kind in or to any Mark or other Intellectual Property owned by Dole Entities or their Affiliates other than Nacional, Nacional Extra, Salva Vida, Port Royal Export, Imperial, Polar, Acti Malta, Suprema, Regia or Tropical, and Bevco covenants that neither it nor BermudaCo, nor Company, nor any Affiliate of any, will ever make a claim to the contrary in any forum whatsoever.

6.4 Tax Returns; No Tax Shifting.

    (a)  Bevco will cause to be prepared and timely filed all Tax Returns of Company and each Subsidiary that are required to be filed after the Closing Date. Dole Parent and its designated representatives will have the right to review and approve (such approval not to be unreasonably withheld or delayed) the contents of any such Tax Return that relates in whole or in part to any period, or portion of any period, ending on or prior to the Closing Date; provided that the reasons for any withholding of approval by Dole Parent pursuant to this sentence must be promptly disclosed to Bevco in writing. Any Tax Return described in the preceding sentence will be provided to Dole Parent or its designated representatives not less than 30 days before the proposed filing date (not less than 15 days in the case of Tax Returns required to be filed on a monthly or more frequent basis) together with any underlying information or records reasonably requested by Dole Parent or its representatives to assist their review.

    (b)  Bevco shall cause Company to pay Dole Owners 75% of any refund or overpayment of Taxes of Company or any Subsidiaries pertaining to a taxable period (or portion thereof) ending on or before the Closing Date or that are described in Clauses (B) or (C) of Section 8.1, except to the extent it (i) relates to a refund or overpayment reflected as an asset on the Interim Financial Statements, or (ii) results from the carryback of a net operating loss or other tax attribute of Company or any Subsidiary arising in a taxable period beginning after the Closing Date. Bevco agrees that, upon the reasonable request and at the cost of Dole Parent, Company and any Subsidiary shall file an amended return or claim for refund relating to Taxes attributable to any pre-Closing taxable period, unless such return or claim for refund can be expected to increase the liability for Taxes of Bevco, Company or any Subsidiary for any period (or portion thereof) beginning after the Closing Date and Dole Parent has not agreed to indemnify Bevco Indemnified Parties in respect of such increase.

    (c)  Without Dole Parent's prior written consent (not to be unreasonably withheld or delayed), neither SAB nor Bevco shall, except as required by applicable law, (i) cause or permit to be filed any amended Tax Return pertaining to Company or any Subsidiary or (ii) make or permit to be made any election under Section 338 of the Code with respect to the acquisition of Company Stock.

    (d)  Dole Entities will ensure that a copy of any material correspondence or communication they receive after the Closing Date from any Taxing Authority relating to the Tax Returns or Tax affairs of Company or any Subsidiary will be sent to Bevco within 10 Business Days of its receipt.

6.5 Reserved.

    [This section is reserved]

6.6 Non-Competition.

    (a)  In Honduras and El Salvador (the "Restricted Area") for a period of five (5) years from the date hereof (the "Restricted Period"), none of Dole Entities or any of their respective Affiliates controlled directly or indirectly by Dole Parent ("Restricted Affiliates") shall (i) be involved directly or indirectly in the Restricted Business, whether as principal, agent, partner, representative, shareholder, consultant, advisor, financier or in any other capacity except as a customer or supplier (including as supplier of bulk juices or as supplier of private label juices), (ii) lend or license (other than pursuant to the Contracts set forth on Schedule 6.6 or provided in writing to the Company within 90-days from the date hereof as in effect on the date hereof or as may be amended hereafter) its or their respective name or names (or any part or variant thereof proprietary to any of them) to any business which is or as a result thereof would become involved in the Restricted Business, or (iii) engage or participate in, directly or indirectly, any business conducted under any name that shall be the same or similar to the name of Company, any of its Subsidiaries or any trade name used by them.

    (b)  Nothing in Section 6.6(a) shall preclude any of Dole Entities or their Restricted Affiliates from acquiring or holding any Equity Securities of any Person:

      (i)  whose total net sales of products in the Restricted Business in the Restricted Area (excluding dispositions and discontinued operations occurring prior to such acquisition of Equity Securities) did not exceed 10% of the total worldwide net sales of all products and services by such Person and its subsidiaries during the most recent twelve month period prior to the acquisition of such Equity Securities or U.S. $40 million; or

      (ii)  whose total net sales of products in the Restricted Business in the Restricted Area (excluding dispositions and discontinued operations occurring prior to such acquisition of Equity Securities) exceeded 10% of the total worldwide net sales of all products and services by such Person and its subsidiaries during the most recent twelve month period prior to the acquisition of such Equity Securities, if (x) such Equity Securities are quoted on a recognized stock exchange, (y) the amount of Equity Securities so acquired does not exceed 10% of the total Equity Securities of such Person, and (z) such Equity Securities are held for investment purposes only.

    (c)  Nothing in this Section 6.6 shall preclude any Person (or its Affiliates) that acquires all or any part of the assets or Equity Securities, whether by purchase, merger, stock exchange or otherwise, of Dole Parent from engaging in any business whatsoever in any part of the world; provided however that such Person may not take any action to cause Dole Entities or the Restricted Affiliates to violate the provisions of this Section 6.6.

    (d)  During the Restricted Period, neither any of the Dole Entities nor any of the Restricted Affiliates shall enter into a contract (a "Proposed Contract") for the distribution of bottled water in the Restricted Area without first offering to enter into a contract with Bevco on terms at least as favorable as the Proposed Contract. Bevco shall have 30 days from the date upon which such offer is made in which to accept the offer. If no acceptance is received within such 30-day period, the offer shall be deemed rejected. If Bevco rejects any such offer, its rights under this paragraph (d) shall immediately terminate.

    (e)  During the Restricted Period, if Dole Entities or any of the Restricted Affiliates commence the distribution in the Restricted Area of (i) any non-alcoholic non-juice beverages other than water or (ii) any juice-based alcoholic beverage with an alcoholic content of 7% or less by volume, such Dole Entity or Restricted Affiliate and Bevco shall discuss with each other in good faith the possibility of Bevco acting as a distributor for such beverages, but none of such parties shall be under any other obligation than to discuss pursuant to this paragraph (e).

6.7 No Solicitation.

    During the Restricted Period, neither the Dole Entities nor SAB shall, and each shall cause its respective subsidiaries not to: (a) request, induce, attempt to influence or have any other business contact with any distributor or supplier of goods or services to the other or its Affiliates (including Company or any of its Subsidiaries) in the Restricted Area to curtail or cancel any business they may transact in the Restricted Area with the other or its Affiliates (including Company or any of its Subsidiaries); (b) request, induce, attempt to influence or have any other business contact with any customers of the other or its Affiliates (including Company or any of its Subsidiaries) that has done business with or potential customers which have been in contact with the other or its Affiliates (including Company or any of its Subsidiaries) in the Restricted Area to curtail or cancel any business they may transact with the other or its Affiliates (including Company or any of its Subsidiaries); or (c) request, induce, attempt to influence or have any other business contact with any governmental entity or regulatory authority to terminate, revoke or materially and adversely alter or impair any license, authority or permit held, owned, used or reserved for the other or its Affiliates (including Company or any of its Subsidiaries). During the two year period following the Closing Date, neither Dole Entities nor SAB shall, and each shall cause its respective subsidiaries not to, request, induce, or attempt to influence any employee of the other or its subsidiaries (including Company or any of its Subsidiaries) working (directly or indirectly) in the Business or in the same or similar business in the Restricted Area to terminate his or her employment with the other or its subsidiaries (including Company or any of its Subsidiaries). Notwithstanding the preceding sentence, it shall not in any way restrict a party from hiring or soliciting any of the other party's or their subsidiaries employees (i) which employees initially approach the hiring party for employment opportunities as a result of a newspaper ad or other general means of solicitation or (ii) which employees were not employed by such other party as of the date of such solicitation.

6.8 Enforceability.

    (i)  The parties hereto agree that if a court of competent jurisdiction or any arbitrator determines that the length of time or any other restriction, or portion thereof, set forth in Sections 6.6 and 6.7 of this Agreement is overly restrictive and unenforceable, the court or such arbitrator may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect.

    (ii)  The parties hereto acknowledge that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the other parties' and their Affiliates' (including Company and its Subsidiaries') investment in the Business and the goodwill thereof in the Restricted Area. The parties hereto further acknowledge that the restrictions contained herein are not burdensome to the other parties in light of the consideration paid and Company Stock transferred therefor and the other opportunities that remain open to the other parties and their Affiliates (including Company and its Subsidiaries).

6.9 Adjustments in Respect of Pension Obligations.

    If the amount of the unfunded pension benefit obligation of the Company and its Subsidiaries at December 29, 2001, as determined by William Mercer, Inc.(i) shall exceed $2,126,300 (which amount is 110% of the unfunded pension benefit obligation of the Company and its Subsidiaries at December 30, 2000), then Dole Entities shall pay, promptly upon demand of SAB or Bevco, an amount equal to 77.6% of the amount of such excess, or (ii) is less than $1,739,700 (which amount is 90% of the unfunded pension benefit obligation of the Company and its Subsidiaries at December 30, 2000), then SAB or Bevco shall pay, promptly upon demand of Dole Entities, an amount equal to 77.6% of the amount of such difference. Such payments shall be in U.S. dollars.

6.10 Adjustments in Respect of RefPET Bottle Dispute.

    In connection with the RefPET bottle dispute identified in Schedule 4.3(D)(1), the parties agree that, after the Closing Date, Bevco shall cause the Company to use commercially reasonable efforts to obtain recompense from the supplier of such bottles, including, if appropriate, pursuing legal action. Of any recovery from such supplier, the Company shall be entitled to retain 25% and 75% shall promptly be paid in the aggregate to Dole Owners, divided between them on the basis of their respective pre-Closing pro rata interests in the Company. If any portion of such recompense shall be in the form of bottles, Dole Owners shall promptly be paid a cash amount in respect of such recompense bottles calculated by multiplying 75% times the number of such recompense bottles times a reasonable per bottle price.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    The representations and warranties of Dole Entities set forth in Article III and Article IV shall survive until June 15, 2003 (other than those contained in (i) the second sentence of Section 3.2 and Section 4.2 (except for the last sentence of Section 4.2), each of which shall survive indefinitely, and (ii) Section 4.4, which shall survive until thirty (30) days after the expiration of the applicable statute of limitations), and the representations and warranties of Bevco set forth in Article V shall survive until June 15, 2003 (other than those contained in the second sentence of Section 5.6 which shall survive indefinitely).

ARTICLE VIII
INDEMNIFICATION

8.1 Obligations of Dole Entities and Dole Parent.

    Dole Entities and Dole Parent jointly and severally agree to indemnify and hold harmless, SAB, Bevco, Company, its Subsidiaries and their respective officers and directors (the "Bevco Indemnified Parties") from and against any Losses arising, directly or indirectly, as a result of, or based upon or arising from, (A) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Dole Entities in or pursuant to this Agreement, (B) any Taxes arising in connection with the transaction described in Section 4.14, or (C) any Taxes arising from the elimination of any intercompany and affiliate liabilities pursuant to Section 6.1; provided however, that the elimination of any intercompany receivable shall not, directly or indirectly, create any obligation or liability, whether direct or through indemnification, of Dole Entities or any of their Affiliates to the Bevco Indemnified Parties as a result of any failure of Company or any of its Subsidiaries to be allowed a Tax deduction with respect to any account receivable that is eliminated. Notwithstanding the preceding sentence:

    (a) Dole Entities and Dole Parent shall have no obligation to indemnify or hold harmless Bevco Indemnified Parties hereunder if the obligation to indemnify would not have arisen but for the action or inaction of SAB or Bevco and, before the Closing Date, BermudaCo, and, after the Closing Date, Company or any Subsidiary which action or inaction is other than in the ordinary course of business; provided that SAB and Bevco shall use reasonable efforts to mitigate Losses to the Bevco Indemnified Parties, and

    (b) Bevco Indemnified Parties shall have no right of indemnification hereunder (except in respect of Losses for breaches of Sections 3.2, 4.3(d)(ii), 4.3(e)(iv), 6.1 or of the representations and warranties contained in Section 4.4 that relate to Taxes for which Tax Returns are required; provided, that Dole Entities and Dole Parent's obligation to indemnify for Taxes hereunder shall not be reduced as a result of any disclosures contained in Schedule 4.4 and any other disclosures contained in the Schedules that relate to Taxes for which Tax Returns are required) unless and until Bevco Indemnified Parties' Losses (including amounts which may be awarded pursuant to Section 9.18) in the aggregate exceed U.S.$1,500,000 and then only for such Losses in excess of U.S. $500,000; provided that for aggregate Losses in excess of U.S. $500,000 and up to U.S. $2,500,000 Dole Entities and Dole Parent will only be obligated to indemnify and hold harmless Bevco Indemnified Parties for fifty percent (50%) of such Losses.

Notwithstanding the foregoing, in no event shall Dole Entities and Dole Parent's aggregate liability hereunder (including for amounts which may be awarded pursuant to Section 9.18) arising, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach of any of the representations, warranties or covenants made by Dole Parent or Dole Entities pursuant to:

      (x) Section 3.2, Section 4.3(d)(ii), Section 4.3(e)(iv), and such representations and warranties contained in Section 4.4 that relate to Taxes for which Tax Returns are required, exceed 100% of the amount set forth in Section 5.10,

      (y) Sections 4.3(a), (b) and (c) and Section 4.11, exceed 75% of the amount set forth in Section 5.10, and

      (z) all other Articles, Sections, subsections and provisions of this Agreement, exceed 50% of the amount set forth in Section 5.10.

Notwithstanding anything in this Agreement to the contrary, in no event shall Dole Entities and Dole Parent's aggregate liability pursuant to this Agreement (including amounts which may be awarded pursuant to Section 9.18) exceed an amount equal to 100% of the amount set forth in Section 5.10.

8.2 Obligations of Bevco and SAB.

    Bevco and SAB jointly and severally agree to indemnify and hold harmless Dole Parent and Dole Entities and their respective officers and directors (the "Dole Indemnified Parties") from and against any Losses arising, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Bevco in or pursuant to this Agreement. Notwithstanding the immediately preceding sentence:

    (a) Bevco and SAB shall have no obligation to indemnify the Dole Indemnified Parties hereunder if the obligation to indemnify would not have arisen but for the action or inaction of Dole Entities and, before the Closing Date, Company or any Subsidiary, and, after the Closing Date, BermudaCo which action or inaction is other than in the ordinary course of business; provided that Dole Entities and Dole Parent shall use reasonable efforts to mitigate Losses to the Dole Indemnified Parties, and

    (b) Dole Indemnified Parties shall have no right of indemnification hereunder (except for Losses in respect of breaches of Section 5.6, Section 5.10, Section 6.1 or Section 6.4) unless and until Dole Indemnified Parties' Losses (including amounts which may be awarded pursuant to Section 9.18) in the aggregate exceed U.S.$1,500,000 and then only for such Losses in excess of U.S. $500,000; provided that for aggregate Losses in excess of U.S. $500,000 and up to U.S. $2,500,000 Bevco and SAB will only be obligated to indemnify and hold harmless Dole Indemnified Parties for fifty percent (50%) of such Losses.

In no event shall Bevco's and SAB's aggregate liability hereunder (including for amounts which may be awarded pursuant to Section 9.18) arising, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach of any of the representations, warranties or covenants made by SAB or Bevco pursuant to:

      (x) Section 5.6, Section 5.10, Section 6.1 or in Section 6.4, exceed 100% of the amount set forth in Section 5.10, and

      (y) all other Articles, Sections, subsections and provisions of this Agreement exceed 50% of the amount set forth in Section 5.10.

Notwithstanding anything in this Agreement to the contrary, in no event shall Bevco's and SAB's aggregate liability pursuant to this Agreement (including for amounts which may be awarded pursuant to Section 9.18) exceed an amount equal to 100% of the amount set forth in Section 5.10.

8.3 Procedure.

    (a) Whenever any of Dole Entities, Dole Parent, Bevco or SAB, as the case may be (the "Indemnified Party"), shall become aware that a claim has been asserted or threatened which, if valid, would subject Dole Entities and Dole Parent or Bevco and SAB, as the case may be (the "Indemnifying Party"), to an indemnity obligation under this Agreement, the Indemnified Party promptly will notify the Indemnifying Party in writing of such claim in sufficient detail to enable the Indemnifying Party to evaluate the claim; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually and materially prejudiced thereby. The Indemnifying Party will have the right, but not the obligation, to assume the defense of such claim. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, separate from the counsel employed by the Indemnifying Party, at its own expense, provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, (i) so requested by the Indemnifying Party to participate or (ii) in the opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation required. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of any claim whether or not the Indemnifying Party chooses to defend any such action. If the Indemnifying Party fails to assume the defense of such claim within forty-five (45) days after the receipt of notice of the claim, the Indemnified Party (upon delivering written notice to such effect to the Indemnifying Party) shall have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such claim; provided, however, that the Indemnified Party shall not enter into any such compromise or settlement without the written consent of the Indemnifying Party. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall not consent to the entry of a judgment or enter into a settlement of any action or proceeding brought against the Indemnified Party other than a judgment or settlement involving only the payment of money which is subject to indemnification by the Indemnifying Party hereunder, except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

    (b)  Tax Adjustments.  The amount of Losses for which indemnification is provided under this Agreement shall be computed on an after-Tax basis as follows: the pre-Tax amount of Losses shall be (i) increased to take account of the Tax cost, if any, incurred by the Indemnified Party arising from the treatment of any receipt or accrual of indemnity payments hereunder as taxable income (including any additional payment pursuant to this Section 8.3(b)) and (ii) reduced fairly to take account of any Tax benefit realized or reasonably assured of realization by the Indemnified Party (or any member of a consolidated or combined tax group of which the Indemnified Party is, or was, part) arising from the incurrence or payment of any such Losses or the events giving rise thereto. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party will be deemed to be subject to applicable income taxes at the maximum statutory rate then in effect. To the extent legally permissible, any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the purchase price for applicable Tax purposes. If an administrative or judicial determination that has become final and non-appealable overturns such treatment, the Indemnifying Party on notice, and upon presentation of appropriate substantiation, shall make an appropriate additional payment to the Indemnified Party on account thereof. Each party hereto agrees to provide the other parties hereto or their designated representatives with such assistance and such documents and records reasonably requested by them that are relevant to their ability to determine whether a Tax benefit has been realized including copies of relevant portions of Tax Returns, estimated tax payments, schedules, and related supporting documents.

8.4 Cost Sharing Regarding River Matter.

    Dole Entities and Dole Parent and SAB and Bevco agree to share equally any costs, expenses or liabilities arising out of the proceedings brought by the Honduran Attorney's Office for the Environment relating to the Rio Grande River referred to in Schedule 4.18.

ARTICLE IX
GENERAL

9.1 Amendments; Waivers.

    This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

9.2 Schedules; Exhibits; Integration.

    Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, the Related Agreements and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings of the parties in connection therewith.

9.3 Commercially Reasonable Efforts; Further Assurances.

    (a) Each party will use its commercially reasonable efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall reasonably cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

    (b) As used in this Agreement, the term "commercially reasonable efforts" shall not mean "best efforts" or any variant thereof.

9.4 Governing Law.

    This Agreement, the legal relations between the parties with respect thereto and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York) applicable to contracts made and performed in such State and without regard to conflicts of law or private international law rules.

9.5 No Assignment.

    Neither this Agreement nor any rights or obligations under it are assignable by any party hereto, except they may assign rights but not obligations to an Affiliate.

9.6 Headings.

    The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

9.7 Counterparts.

    This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when two or more counterparts have been signed by each party and delivered to the other party. Any counterpart may be executed by facsimile copy.

9.8 Publicity and Reports.

    Dole Entities and Bevco shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of Dole Entities and Bevco except to the extent that a particular action is required by applicable law or stock exchange rules.

9.9 Confidentiality.

    The parties shall comply in all respects with the confidentiality terms set forth in the Confidentiality Agreement.

9.10 Parties in Interest; Third Party Beneficiary.

    This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.11 Performance by Subsidiaries.

    Each party agrees to cause its subsidiaries and its Affiliates to comply with any obligations hereunder relating to such subsidiaries and its Affiliates and to cause its subsidiaries and its Affiliates to take any other action that may be reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

9.12 Notices.

    Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telefax or telecommunications mechanism provided that any notice so given is also mailed as provided in clause (c) or (c) mailed by overnight mail, postage prepaid or by certified or registered mail, postage prepaid, and return receipt requested as follows:

    If to SAB or Bevco, addressed to:

    SAB plc
    One Stanhope Gate
    London W1K 1AF
    United Kingdom

    Attn: The Chief Financial Officer

    Fax: 011 44(0) 1483 264 117

    With a copy to:

    Dewey Ballantine
    1 Undershaft
    London EC3A 8 LP
    United Kingdom

    Attn: Stephen M. Jones, Esq.

    Fax: +44 207 456 6001

    If to Dole Fresh Fruit International, Ltd., to Camarillo Limited or to Agoura Limited, addressed to:

    Dole Fresh Fruit International, Ltd.
    100 M. Norte Supermercado Yaohan
    San Jose, Costa Rica
    Attn: Arturo Soto
    Fax: 011-506-287-2650

    With a copy to:

    O'Melveny & Myers LLP
    153 East 53rd Street
    New York, New York 10022
    Attn: Charles F. Niemeth, Esq.
    Client Reference Number: 219,742-185
    Fax: 212-326-2061

    If to Dole Parent or Standard Fruit Company, addressed to:

    Dole Food Company, Inc.
    One Dole Drive
    Westlake Village, California 91362-7300
    Attn: C. Michael Carter
    Fax: 818-879-6754

    With a copy to:

    O'Melveny & Myers LLP
    153 East 53rd Street
    New York, New York 10022
    Attn: Charles F. Niemeth, Esq.
    Client Reference Number: 219,742-185
    Fax: 212-326-2061

or to such other address or to such other person as any party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telefax or telecommunications mechanism, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.12 and an appropriate confirmation is received, (ii) if given by overnight mail, one business day, and if given by certified or registered mail, three business days, after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

9.13 Expenses.

    Dole Entities shall pay the expenses of Company and Dole Entities and Bevco shall pay its expenses, in each case incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby (including with respect to Company and Dole Entities, in connection with the corporate reorganization contemplated by Section 4.14), including the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

9.14 Remedies; Waiver.

    Except to the extent this Section 9.14 is inconsistent with any other provision in this Agreement or applicable law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

9.15 Severability.

    If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect.

9.16 No Consequential Damages.

    Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential or punitive damages.

9.17 Knowledge of Dole Entities.

    Any representation or warranty made "to the Knowledge of" Dole Entities, is made based upon (i) the actual knowledge without any duty to make further inquiry of those individuals identified on Schedule 9.17 under the heading "Actual Knowledge"; and (ii) the actual knowledge of those individuals identified on Schedule 9.17 under the heading "Knowledge after Due Inquiry", each such individual having made such inquiry of other individuals within (and not without) Company or its Subsidiaries as appropriate considering the area of responsibility and supervisory level of such individual to enable such individual reasonably to determine the truth of the representation or warranty.

9.18 Arbitration of Disputes.

    (a)  Agreement to Arbitrate.  Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement, including the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Agreement or any alleged fraud in connection therewith or this Section 9.18 shall be settled, at the request of any party, by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American Arbitration Association before three arbitrators. Bevco, on the one hand, and Dole Owners on the other, shall each appoint one arbitrator and the two so nominated shall choose a third. If the two arbitrators are not able to agree upon the third arbitrator within 30 days of their having been selected, the third arbitrator shall be appointed by the American Arbitration Association, in which case the third arbitrator shall have retired from the bench of a federal district or circuit court located in New York or from the New York Court of Appeals. The arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16). The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law. No party shall seek consequential or punitive damages relating to any matter under, arising out of, in connection with or relating to this Agreement in any other forum. The parties intend that this Section 9.18 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

    (b)  Fees and Expenses.  Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses connected with the presentation of such party's case, except as the arbitration panel may otherwise direct. One-half the cost of any arbitration to which Bevco is a party, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved, shall be paid by Bevco, and the other half shall be paid by Dole Owners, except as the arbitration panel may otherwise direct.

    (c)  Choice of Law.  Proceedings under and the provisions of this Section 9.18 shall be subject to Section 9.4 (governing law) of this Agreement.

    (d)  English Language.  The language of the arbitration shall be English and all proceedings shall be conducted in English.

    (e)  Right to Seek Provisional Measures.  Each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement, and any such application shall not be deemed incompatible with, or a waiver of, the parties' agreement to arbitrate.

    (f)  Confidentiality.  Any arbitration conducted pursuant to this Agreement shall be confidential. No documents provided or submitted in connection with such proceedings or the information contained therein shall be disclosed to any non-party or used for any purpose other than the prosecution or defense of this arbitration without the prior written consent of the party who has provided or produced the document or information.

    (g)  Place of Arbitration.  Any arbitration proceedings hereunder shall be held in New York City, Borough of Manhattan, State of New York.

    (h)  Judgment.  Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

9.19 Settlement of Certain Issues.

    The parties have considered and resolved the following issues: (a) the net income of the Business between April 21, 2001 and the Closing Date; (b) certain adjustments to such net income; (c) the uncollectible receivable exposure identified on Schedule 4.16; (d) inventory obsolescence exposure identified on Schedule 4.15; (e) Kronos liability exposure identified on Schedule 4.3(D)(3); (f) RefPET bottle exposure identified on Schedule 4.3(D)(1); (g) unfunded pension liabilities of the Company and its Subsidiaries identified on Schedule 4.20(c); (h) the net insurance proceeds relating to the Azunosa turbo generator identified on Schedule 4.3(ii) & (vii); and (i) Nolasco distributor cancellation identified in Schedule 4.3(D)(4). The parties acknowledge and agree that, as a result of the resolution of such issues: none of Dole Entities shall have any claim in respect of the net income of the Business available for distribution in respect of the period between April 21, 2001 and the Closing Date by virtue of their ownership of the Company Stock; and neither Bevco, SAB, the Company nor any of its Subsidiaries shall have any claim against Dole Entities or Dole Parent, whether for indemnification or otherwise, in respect of any of the items and issues identified in clauses (c), (d), (e), (f), (g), (h) and (i) of this Section 9.19

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Exchange Agreement to be executed by its duly authorized officers as of the day and year first above written.

BEVCO, LIMITED By: Name: Its:
SOLELY AS TO §6.1, §6.4, §6.7, §6.8, §6.9, §8.2, §8.3, §8.4, §9.1, §9.3, §9.4, §9.5, §9.8, §9.9, §9.10, §9.11, §9.18 and §9.19	SOUTH AFRICAN BREWERIES PLC By: Name: Its:
AGOURA LIMITED By: Name: Its:
CAMARILLO LIMITED By: Name: Its:
STANDARD FRUIT COMPANY By: Name: Its:

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DOLE FRESH FRUIT INTERNATIONAL, LTD. By: Name: Its:
SOLELY AS TO §6.1, §6.2, §6.4, §6.6, §6.7,§6.8, §8.1, §8.3, §9.4, §9.1, §9.3, §9.4, §9.5, §9.8, §9.9, §9.10, §9.11, §9.13 and §9.18	DOLE FOOD COMPANY, INC. By: Name: Its:

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R E C I T A L S ARTICLE I DEFINITIONS
STOCK EXCHANGE AGREEMENT
R E C I T A L S
A G R E E M E N T ARTICLE I DEFINITIONS
ARTICLE II EXCHANGE OF STOCK; CLOSING DELIVERABLES
ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO DOLE ENTITIES
ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BEVCO
ARTICLE VI CONTINUING COVENANTS
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES
ARTICLE VIII INDEMNIFICATION
ARTICLE IX GENERAL